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                           CERTIFICATE OF DESIGNATIONS
                                     OF THE
                            SERIES A PREFERRED STOCK
                                  OF BOLLE INC.

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                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware

                       -----------------------------------


                  The undersigned, Peter H. Trembath, does hereby certify as follows:

                  FIRST: That he is the duly elected and acting Secretary of Bolle Inc., a Delaware corporation (the "corporation").

                  SECOND: That the following resolution was duly adopted by the Board of Directors of the corporation:

                  RESOLVED, that pursuant to authority conferred upon the Board of Directors of the corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation of the corporation (the "Certificate"), there is hereby created a new series of preferred stock of the corporation, which shall be designated "Series A Preferred Stock" and shall consist of Sixty Four Thousand One Hundred Twenty (64,120) shares, and have the powers, designations, preferences and relative, participating, and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as set forth below.

                  SECTION 1. Dividends. The holders of the Series A Preferred Stock shall not be entitled to dividends.

                  SECTION 2. Rights on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the corporation shall be made to or set apart for the holders of Common Stock, the holders of Series A Preferred Stock shall be entitled to receive payment out of such assets of the corporation in an amount equal to the greater of (i) One Thousand French Francs (FF1,000) per share of Series A Preferred Stock or (ii) the French Franc equivalent of US $172.41 per share of Series A Preferred Stock (such greater amount being referred to as the "Liquidation Preference" for the Series A Preferred Stock). If the assets of the corporation available for distribution to the holders of the Series A Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Series A Preferred Stock based on the aggregate Liquidation Preference of the shares of Series A
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Preferred Stock held by each such holder. If the assets of the corporation available for distribution to the holders of Series A Preferred Stock shall exceed the distribution required to be made to the holders of Series A Preferred Stock as herein described, such excess assets shall be distributed pro-rata among the holders of Common Stock and the holders of Series A Preferred Stock shall not participate in any such excess distribution in their capacity as holders of Series A Preferred Stock.

                  SECTION 3. Conversion. The holders of any share of Series A Preferred Stock shall not have the right to convert any such shares into shares of Common Stock of the corporation.

                  SECTION 4. Redemption.

                           (a) Optional Redemption. Following notice pursuant to
Section 4(c) hereof given to all holders of Series A Preferred Stock during the period that shares of Series A Preferred Stock are outstanding (the "Redemption Period"), the corporation may at the option of the Board of Directors of the corporation, redeem, out of funds legally available therefor, in whole or in part the shares of Series A Preferred Stock. The corporation shall effect any such redemption by paying in cash for each such share to be redeemed an amount equal to the Liquidation Preference, per share, on such shares being redeemed on the Redemption Date (as hereinafter defined) (such per share amount is hereinafter referred to as the "Redemption Amount").

                           (b) Mandatory Redemption. (i) Subject to the terms of
the Senior Indebtedness (as defined below), on the third anniversary date from the issuance of the Series A Preferred Stock, the corporation shall redeem, out of funds legally available therefor, all of the shares of the Series A Preferred Stock (if not previously redeemed) at the Redemption Amount per share pursuant to the terms of this Section 4 following notice pursuant to Section 4(c) hereof given to all holders of Series A Preferred Stock.

                                    (ii) Notwithstanding anything to the
contrary contained herein, in the event that the corporation's EBITDA (as defined below) exceeds US$18,400,000 for the year ended December 31, 1998 and BEC Group, Inc. will be in compliance with the terms of BEC Group, Inc.'s senior indebtedness existing as of the date of closing of the Share Purchase Agreement, dated June 4, 1997, as amended, among BEC Group, Inc., Bolle Inc. and the sellers therein named (the "Senior Indebtedness") after taking into account the redemption pursuant to the terms of this Section 4(b)(ii), to the extent that BEC Group, Inc. will have at least US$2,000,000 available to borrow pursuant to the terms of the Senior Indebtedness after taking into account such redemption, the corporation shall redeem, out of funds legally available therefor, the shares of the Series A Preferred Stock (if not previously redeemed) at the Redemption Amount per share pursuant to the terms of this Section 4 herein following notice given within ten days after the Determination Date (as defined below) in respect of the year ended December 31, 1998 pursuant to Section 4(c) hereof given

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to all holders of Series A Preferred Stock. The determination of EBITDA required to be made under this Section 4, shall be made by the corporation within ninety days following the corporation's year end (the "Determination Date").

                                    (iii) Notwithstanding anything to the
contrary contained herein, in the event that the corporation's EBITDA exceeds US$24,700,000 for the year ended December 31, 1999 and BEC Group, Inc. will be in compliance with the terms of the Senior Indebtedness after taking into account the redemption pursuant to the terms of this Section 4(b)(iii), to the extent that BEC Group, Inc. will have at least US$2,000,000 available to borrow pursuant to the terms of the Senior Indebtedness after taking into account such redemption, the corporation shall redeem, out of funds legally available therefor, the shares of the Series A Preferred Stock (if not previously redeemed) at the Redemption Amount per share pursuant to the terms of this
Section 4 herein following notice given within ten days after the Determination Date in respect of year ended December 31, 1999 pursuant to Section 4(c) hereof given to all holders of Series A Preferred Stock.

                                    (iv) For purposes of this Section 4,
"EBITDA" means, with respect to the corporation and its subsidiaries for any period of computation thereof, the sum of, without duplication, (i) consolidated net income, (ii) consolidated interest expense, (iii) taxes on income, (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with generally accepted accounting principles on a consistent basis.

                           (c) Redemption Procedures. In the event of any
redemption pursuant hereto, the corporation shall effect such redemption as described below. During the Redemption Period, and at least 10 days prior to the date fixed for any redemption of Series A Preferred Stock pursuant to Section 4(a) or 4(b) above (the "Redemption Date"), written notice shall be sent to each holder of record of Series A Preferred Stock to be redeemed, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Redemption Amount, the place at which payment may be obtained and calling upon such holder to surrender to the corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Amount of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

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                           (d) Status of Redeemed or Purchased Shares. Any
shares of the Series A Preferred Stock at any time purchased, redeemed or otherwise acquired by the corporation shall not be reissued and shall be retired.

                           (e) Sale of Business. In the event that the
corporation does not give notice on or before the third anniversary date from the issuance of the Series A Preferred Stock, that it will redeem the Series A Preferred Stock in full pursuant to the provisions of Section 4(c) hereof, the holders of more than 90% of the Series A Preferred Stock shall have the right, until the Series A Preferred Stock has been redeemed, (i) subject to the terms of the Stock Pledge Agreement entered into by BEC Group, Inc. in connection with the Senior Indebtedness, to appoint a majority of the members of the Board of Directors of the corporation, so long as the corporation is privately or closely held, and (ii) subject to the terms and provisions of the Senior Indebtedness, to cause the corporation to use commercially reasonable efforts to either obtain cash in order to redeem in full the Series A Preferred Stock or to effect a commercially reasonable sale of the corporation's assets or the merger, consolidation or other reorganization of the corporation as soon as reasonably practicable thereafter.

                  SECTION 5. Voting Rights. Subject to the provisions of Section 4(c)(i) hereof, the holders of the Series A Preferred Stock shall not be entitled to vote except as to matters in respect of which they shall at the time be indefeasibly vested by statute with such right.

                  SECTION 6. Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 90% of the then outstanding shares of Series A Preferred
Stock:

                                    (i) alter or change the rights, preferences
or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series; and

                                    (ii) the corporation shall not issue any
class or series of Preferred Stock that ranks Senior to or pari passu with the Series A Preferred Stock with respect to dividend, redemption or liquidation rights.

                  SECTION 7. TRANSFERABILITY. The holders of shares of the Series A Preferred Stock are entitled to transfer shares of the Series A Preferred Stock to any of the other holders of shares of Series A Preferred Stock, subject to strict compliance with all applicable laws.

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                  IN WITNESS WHEREOF, Bolle Inc. has caused this Certificate of
Designations of the Series A Preferred Stock to be signed by Peter H. Trembath, its Secretary, this 9th day of July, 1997.


                                      BOLLE INC.



                                      By:      /s/ Peter H. Trembath
                                           ------------------------------
                                               Name:   Peter H. Trembath
                                               Title:  Secretary

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